                                                                EXHIBIT 2.1(b)

                                                            FILED
                                                         FEB 18 1998

                                                   KEENAN G. CASADY, CLERK
                                                UNITED STATES BANKRUPTCY COURT
                                                       SAN FRANCISCO, CA
        ADAM A. LEWIS (BAR. NO. 88736)
        J. ROBERT NELSON (BAR NO. 51235)
        MORRISON & FOERSTER LLP
        425 Market Street
        San Francisco, California 94105-2482
        Telephone: (415) 268-7000

        Attorneys for Debtor and Debtor in Possession
        INTERACTIVE NETWORK, INC.




                       UNITED STATES BANKRUPTCY COURT

                       NORTHERN DISTRICT OF CALIFORNIA





    In re                                |  Case No. 98-34055-DM-11
                                         |
        INTERACTIVE NETWORK, INC., a     |  Chapter 11
        California corporation,          |
                                         |  FIRST AMENDMENT TO CHAPTER 11
                                         |  PLAN OF DEBTOR AND DEBTOR IN
                        Debtor.          |  POSSESSION INTERACTIVE
    Tax ID. No. 94-3025019               |  NETWORK, INC
                                         |
                                         |  Date:     [NA]
                                         |  Time:
                                         |  Place:
    _____________________________________|

     Debtor and debtor in possession Interactive Network, Inc., a California corporation, hereby amends its Chapter 11 Plan of Debtor and Debtor in Possession Interactive Network, Inc. (filed December 22, 1998) (the "Plan") as follows:

     Article III.C.3 is amended and restated to provide, in full that:

     General Unsecured Claims are Unsecured Claims not entitled to priority under Bankruptcy Code section 507(a). On the Effective Date of the Plan or as soon thereafter as such Claims are Allowed, general Unsecured Claims will paid in full with post-petition interest to the extent that the Claims are Allowed Claims.

     Article V.A.1 of the Plan is amended and restated to provide, in full, that:

     As of the Effective Date, the Debtor will assume the Settlement Agreement, its employment and compensation agreements with its current officers and employees, its sublease of its office space at 1161 Old County Road, Belmont, California 94002 and the following agreements:

     1. AGREEMENTS WITH GANNETT CO., INC.
        ---------------------------------

        A. SECTION 7.5 OF THE STOCK PURCHASE AGREEMENT DATED AS OF DECEMBER 2, 1992, AS AMENDED BY A WAIVER AND AMENDMENT AGREEMENT EXECUTED IN SEPTEMBER 1994 IN CONNECTION WITH CLOSING OF THE 1994 NOTE PURCHASE AGREEMENT WHICH ENTITLES GANNETT TO DESIGNATE ONE PERSON TO BE ELECTED TO THE BOARD OF DIRECTORS OF THE DEBTOR.

        B. SECTION 8 OF THE 1992 STOCK PURCHASE AGREEMENT WHICH GIVES CERTAIN REGISTRATION RIGHTS TO GANNETT IN CONNECTION WITH SALE OF THE DEBTOR'S SECURITIES.

        C. SECTION 7.6 OF THE 1992 STOCK PURCHASE AGREEMENT UNDER WHICH THE DEBTOR AGREES TO COORDINATE WITH GANNETT IN THE DEVELOPMENT OF OPPORTUNITIES FOR REAL TIME ELECTRONIC NEWS SERVICES ON A NATIONAL BASIS AND TO PROVIDE GANNETT WITH THE RIGHT OF FIRST REFUSAL TO PARTICIPATE EXCLUSIVELY IN A PARTNERSHIP OR JOINT VENTURE WITH THE DEBTOR IN EXPLOITATION OF THESE OPPORTUNITIES; ALSO, THE INTENTION OF THE DEBTOR TO ENTER INTO A JOINT VENTURE ARRANGEMENT WITH GANNETT WHICH WILL UTILIZE THE DEBTOR'S TECHNOLOGY FOR PURPOSE OF OFFERING REAL TIME SERVICES TO SUBSCRIBERS, SUCH AS RESULTS OF SPORTING EVENTS, LEAGUE TOURNAMENTS AND STANDINGS; ALSO, UNDERTAKING OF THE DEBTOR TO USE ITS BEST EFFORTS TO ASSIST OF GANNETT'S 81 DAILY NEWSPAPER ENTITIES IN EACH OF THEIR RESPECTIVE METROPOLITAN OR RURAL SERVICE AREAS AS THE IVDs LICENSES ARE AWARDED THROUGH LOTTERIES THROUGHOUT THE NATION.

     2. AGREEMENT WITH TWO-WAY TV (FORMERLY KNOWN AS INTERACTIVE NETWORK, LTD.)
        -----------------------------------------------------------------------

        A. KNOW-HOW LICENSE AGREEMENT DATED SEPTEMBER 29, 1992 BETWEEN THE DEBTOR AND INTERACTIVE NETWORK, LTD. ("INL"), PURSUANT TO WHICH IN HAS GRANTED INL CERTAIN

           RIGHTS TO USE KNOW-HOW AND PATENTS OF THE DEBTOR IN DESIGNATED COUNTRIES IN EUROPE.

     3. DIRECTOR STOCK OPTIONS IN ADDITION TO MR. BAUER'S 900,000 SHARE OPTION
        ----------------------------------------------------------------------
IN HIS EMPLOYMENT AGREEMENT
---------------------------

        A. A 150,000 SHARE STOCK OPTION ISSUED TO BRUCE BAUER IN 1995 AT $.09/SHARE (WHICH THEN WAS AT LEAST THE FAIR MARKET VALUE PER SHARE).

        B. A 150,000 SHARE STOCK OPTION ISSUED TO DONALD GRAHAM IN 1995 AT $.09/SHARE (WHICH THEN WAS AT LEAST THE FAIR MARKET VALUE PER SHARE).

        C. A 150,000 SHARE STOCK OPTION ISSUED TO JOHN BOHRER IN 1995 AT $.09/SHARE (WHICH THEN WAS AT LEAST THE FAIR MARKET VALUE PER SHARE).

     4. OTHER OUTSTANDING WARRANT AGREEMENTS
        ------------------------------------

        A. WARRANT ISSUED TO SOCIETE FINANCIERE DU SEUJET FOR 84,233 SHARES, EXPIRING 3/30/2000, AT EXERCISE PRICE OF $2.858

        B. WARRANT ISSUED (OR TRANSFERRED) TO GEORGE RAINES FOR 15,000 SHARES, EXPIRING 3/30/2000, AT EXERCISE PRICE OF $2.858

        C. WARRANTS ISSUED (OR TRANSFERRED) TO GRIFFIN PARTNERS, INC. FOR (I) 10,000 SHARES, EXPIRING 3/30/2000, AT EXERCISE PRICE OF $4.80, AND
           (II) 125,520 SHARES, EXPIRING 3/30/2000, AT EXERCISE PRICE OF $4.589

     The first of these amendments is not a change in the Plan, but -- as indicated at the hearing on February 11, 1999 -- clarificatory of its intent in the Plan as originally written. The Debtor believes that the amendment to
Article V.A.1 of the Plan is not material. There are no defaults of which the Debtor is aware in any of the agreements listed; hence, there will be no cure costs. By contrast, rejection of the agreements might create damage claims. The Debtor also will be amending its schedules to reflect these agreements, which have been overlooked.

     Dated:  February 18, 1999


                              INTERACTIVE NETWORK, INC., DEBTOR AND DEBTOR IN POSSESSION


                              By:  /s/ Bruce W. Bauer
                                  -------------------------
                                    Bruce W. Bauer


                              Its:  Chairman, President and Chief Executive
                                    Officer



     Dated:  February 18, 1999


                              ADAM A. LEWIS
                              J. ROBERT NELSON
                              MORRISON & FOERSTER LLP

                              By: /s/ Adam A. Lewis
                                  -------------------------
                                    Adam A. Lewis

                                    Attorneys for Debtor and Debtor in
                                    Possession
                                    INTERACTIVE NETWORK, INC.

                          PROOF OF SERVICE BY MAIL
                                 FRCivP 5(b)

        I am employed with the law firm of Morrison & Foerster LLP, whose address is 425 Market Street, San Francisco, California, 94105; I am not a party to the within cause; I am over the age of eighteen years and I am readily familiar with Morrison & Foerster's practice for collection and processing of correspondence for mailing with the United States Postal Service and know that in the ordinary course of Morrison & Foerster's business practice the document described below will be deposited with the United States Postal Service on the same date that it is placed at Morrison & Foerster with postage thereon fully prepaid for collection and mailing.

        I further declare that on the date hereof I served a copy of:

First Amendment to Chapter 11 Plan of Debtor and Debtor in Possession Interactive Network, Inc.

on the following by placing a true copy thereof enclosed in a sealed envelope addressed as follows for collection and mailing at Morrison & Foerster LLP, 425 Market Street, San Francisco, California, 94105, in accordance with Morrison & Foerster's ordinary business practices:

                                See attached Service List

I declare under penalty of perjury under the laws of the State of California that the above is true and correct.

        Executed at San Francisco, California, this 18th day of February, 1999.


       Jeannie Baker-Sanders                     /s/ Jeannie Baker-Sanders
-----------------------------------        -----------------------------------
              (typed)                                    (signature)

                                 SERVICE LIST


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John Walshe Murray, Esq.                  Bruce D. M. Prescott, Esq.
Murray & Murray                           Trump Alioto Trump & Prescott
3030 Hansen Way, Suite 200                2201 Walnut Avenue, Suite 200
Palo Alto, California 94304-1009          Fremont, California 94538

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James L. Lopes, Esq.                      Anne L. Keck, Esq.
Howard, Rice, Nemerovski                  Ahern & Keck
3 Embarcadero Center, 7th Floor           438 First Street, Suite 290
San Francisco, California 94111           Santa Rosa, California 94105

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Joshua R. Floum, Esq.                     Stephen L. Johnson, Esq.
Legal Strategies Group                    Attorney-Advisor
5905 Christie Avenue                      Office of the United States Trustee
Emeryville, California 94608-1925         250 Montgomery Street, Suite 1000
                                          San Francisco, California 94104

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William S. Thomas, Jr.
Nixon, Hargrave, Devans & Doyle
Clinton Square
Post Office Box 1051
Rochester, New York 14603-1051

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